UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
BANC OF CALIFORNIA, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2019

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35522 (Commission File Number)	04-3639825 (IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California (Address of principal executive offices)	92707 (Zip Code.)

Registrant’s telephone number, including area code: (855) 361-2262

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D	BANCpD	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E	BANCpE	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, Banc of California, Inc. (the “Company”) received notice from Angelee J. Harris, the Company’s General Counsel, of her resignation from all employment positions with the Company and Banc of California, National Association (the “Bank”), effective May 17, 2019.

In connection with Ms. Harris’ departure, the Company and the Bank entered into a separation agreement with Ms. Harris dated May 1, 2019 (the “Separation Agreement”). Pursuant to the Separation Agreement, among other things, Ms. Harris agreed to provide certain transitional services to the Company and the Bank through August 16, 2019, and entered into a customary release of any claims arising prior to the date of the Separation Agreement. In addition, pursuant to the Separation Agreement, the Company will pay Ms. Harris severance in the amount of $300,000.

This information should be read in conjunction with the proxy statement of the Company dated April 29, 2019, which was made available to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: May 3, 2019	By:	/s/ Angelee J. Harris
Angelee J. Harris
Executive Vice President, General Counsel